EXHIBIT 4.3

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                                  DYNAGEN, INC.

                          COMMON STOCK PURCHASE WARRANT

                  1. Issuance. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by DynaGen, Inc., a Delaware corporation (the "Company"), Kenilworth LLC, or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on June 30, 2004 (the "Expiration Date"), up to thirty-three thousand three hundred thirty four (33,334) fully paid and nonassessable shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") at an initial exercise price of $.913 per share (the "Exercise Price"), subject to further adjustment as set forth in Section 6 hereof.

                  2. (a) General. This warrant is exercisable in whole or in part at any time and from time to time at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check, or by "cashless exercise," by means of tendering this Warrant to the Company to receive the number of shares of Common Stock equal in Market Value to the difference between the Market Value of the shares of Common Stock issuable upon exercise of this Warrant and the total cash exercise price thereof. Upon surrender of this Warrant with the annexed Notice of Exercise Form duly executed (which Notice of Exercise Form may be submitted either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof), together with payment of the Exercise Price for the shares of Common Stock purchased, if applicable, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Market Value" shall be an amount equal to the average closing bid price of a share of Common Stock, as reported by Bloomberg for the five (5) trading days preceding the Company's receipt of the Notice of Exercise Form duly executed multiplied by the number of shares of Common Stock to be issued upon surrender of this Warrant.

                     (b) Limitation and Exercise. Notwithstanding the provisions of this Warrant, or of the Subscription Agreement entered into between the Company and the Holder of even date herewith (the "Subscription Agreement"), in no event (except (i) with respect to a mandatory conversion, if any, of the Preferred Stock (as such term is defined in the Subscription Agreement) in accordance with its terms, or (ii) if the Company is in default hereunder and the Holder has asserted such default in writing and the applicability of this provision to such default) shall the Holder be entitled to exercise this Warrant or shall the Company have the obligation, to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of unconverted Preferred Stock or the unexercised portion of the Warrant), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrant with respect to which the determination of this proviso is being made) would result in beneficial


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ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). Except as otherwise provided in clause (1) of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

                  4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                  6.  Protection Against Dilution

                           6.1 Adjustment Mechanism. If any adjustment of the
Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase to this Warrant, multiplied by (ii) the adjusted purchase price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

                           6.2 Capital Adjustments. In case of any stock split
or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

                           6.3 Adjustments for Spin Off. If, for any reason,
prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or part of its assets which represents 40% of its gross assets or 40% of its gross revenue for the prior twelve months in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

                               (a) the Company shall cause (i) to be reserved
Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the


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Holder's unexercised Warrants outstanding on the record date (the "Record Date")
for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (i) the numerator is the amount of the Outstanding Warrants then being exercised, and (ii) the denominator is the amount of the Outstanding Warrants; and

                               (b) the Exercise Price on the Outstanding
Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if but only if, such a fraction is less than 1.0), the numerator of which is the Average Market Price of the Common Stock for the five (5) trading days immediately following the fifth trading day after the Record Date, and the denominator of which is the Average Market Price of the Common Stock on the five (5) trading days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date.

         For the purposes of this Section 6.3, the "Average Market Price of the Common Stock" shall mean, for the relevant period, (x) the average closing bid price of a share of Common Stock, as reported by Bloomberg or, if not so reported, on the over-the-counter market or (y) if indicated in the relevant provision hereof, as reported in the Wall Street Journal.

                  7. Transfer to Comply with the Securities Act; Registration Rights.

                  (a) This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                  (b) The Company agrees to file a registration statement, which shall include the Warrant Shares pursuant to the Registration Rights Agreement of even date herewith.

                  8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, or express mail, postage pre-paid. Any such notice shall by deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails as follows:

                           (i)      if to Company, to:

                                    DynaGen, Inc.
                                    840 Memorial Drive
                                    Cambridge, Massachusetts 02139


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                           (ii)     if to the Holder, to:

                                    Kenilworth LLC
                                    c/o Citco Trustees (Cayman) Limited
                                    attn: Mr. Bas Horsten
                                    Commercial Centre
                                    P.O. Box 31106 SMB
                                    Grand Cayman
                                    Cayman Islands
                                    British West Indies

         Any party may be given notice in accordance with this Section to the address set forth above or to any other address provided by such party for receipt of notices hereunder.

                  9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements, or understandings other than expressly contained herein and therein.

                  10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Wilmington or the state courts of the State of Delaware sitting in the City of Wilmington in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Warrant.

                  11. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes by deemed to by an original, and all such counterparts shall together constitute but one and the same instrument.

                  12. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.



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         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 30th day of June, 1999.

                                                     DYNAGEN, INC.


                                                     By:_______________________
                                                     Title:____________________

Attest:


---------------------------


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                          NOTICE OF EXERCISE OF WARRANT

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant dated as of ____________, 1999, to purchase ______________ shares of Common Stock, par value $.01 per share, of DynaGen, Inc., and tenders herewith [payment of $_______] [_________ warrants to purchase _________shares of Common Stock] in accordance with Section 2 of said Common Stock Purchase Warrant.

         Please deliver the stock certificate to:


Dated: _______________________________


By: __________________________________



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                 (TO BE SIGNED ONLY UPON ASSIGNMENT OF WARRANT)*


  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

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(Name and Address of Assignee must be Printed or Typewritten)

the right to purchase Common Stock represented by this Warrant to the extent of _______ shares as to which such right is exercisable, hereby irrevocably constituting and appointing _______________, Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated: _____________________, 199__



                                         ---------------------------------------
                                         Signature of Registered Holder


Signature Guaranteed:


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* The Warrant and the Subscription Agreement contain restrictions on sale, assignment or transfer of this Warrant.